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                                   EXHIBIT 11

                         CONSENT OF INDEPENDENT AUDITORS


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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A (File No. 33-44964) of The Coventry Group of our reports dated May 20, 1997 on our audits of the financial statements and financial highlights of Ernst World Funds (compromising the Ernst Global Asset Allocation Fund, Ernst Asia Fund and Ernst Global Resources Fund) as of March 31, 1997 and for the periods then ended. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Auditors" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information relating to Ernst World Funds in this Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A (File No. 33-44964) of The Coventry Group.

                                                         COOPERS & LYBRAND L.L.P

Columbus, Ohio
July 30, 1997